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                                                                    EXHIBIT 23

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Retail Ventures, Inc. on Form S-8 of our report dated April 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Financial Accounting Standard No. 142) appearing in the Annual Report on Form 10-K of Retail Ventures, Inc. for the year ended January 31, 2004 and of our report dated June 23, 2004 appearing in the Annual Report on Form 11-K for The Profit Sharing and 401(k) Plan for the year ended December 31, 2003.







Columbus, Ohio                                       DELOITTE & TOUCHE LLP
July 12, 2004